UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2019

Tilray, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Maughan Road Nanaimo, BC, Canada	V9X IJ2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 845-7291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2018, Tilray, Inc. (“Tilray”) entered into a definitive agreement (the “Arrangement Agreement”) to acquire, through its wholly-owned subsidiary High Park Gardens Inc., all of the issued and outstanding shares of Natura Naturals Holdings Inc. (“Natura”) for total consideration of up to C$70 million. The acquisition of Natura will occur pursuant to a plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). In connection with its entrance into the Arrangement Agreement, pursuant to the terms of the Arrangement Agreement, Tilray also entered into voting support agreements with the directors and officers of Natura and certain key shareholders of Natura, pursuant to which such persons agreed to vote the securities held by them in favor of the Arrangement at the special meeting of Natura shareholders called to consider the Arrangement (the “Natura Meeting”).

Pursuant to the Arrangement, and subject to certain customary adjustments, Tilray will acquire all of the issued and outstanding common shares of Natura in consideration for (a) the issuance of C$20 million of shares of class 2 Common Stock of Tilray (“Common Stock”) to Natura shareholders (the “Share Consideration”), (b) the payment of C$15 million in cash to Natura Shareholders (the “Cash Consideration”) and (c) the issuance of promissory notes to the Natura Shareholders (the “Promissory Notes” and, together with the Share Consideration and the Cash Consideration, the “Consideration”). Natura shareholders will receive their pro rata portion of the Cash Consideration after the deduction of certain transaction expenses incurred by Natura and subject to applicable withholding taxes. The Promissory Notes will entitle the Natura Shareholders to up to an additional C$35 million of Tilray Common Stock contingent upon the achievement by Natura of certain quarterly production milestones over the 12 month period beginning on February 1, 2019.

The Common Stock issuable upon the closing of the Arrangement will be issued at a price per share of Common Stock equal to the greater of (a) the 10 day volume-weighted average price (“VWAP”) of shares of the Common Stock on the Nasdaq Global Select Market (the “Nasdaq”) for the 10 trading day period ending on January 29, 2019 and (b) the lowest price permitted by the Nasdaq. The Common Stock issuable upon the achievement of the quarterly production milestones, if any, will be issued at a price per share of Common Stock equal to the greater of (a) the 15 day VWAP of shares of Common Stock on the Nasdaq for the 15 trading day period beginning on the trading day immediately following the end of the applicable three month period and (b) the lowest price permitted by the Nasdaq. No fractional shares of Common Stock will be issued.

At the effective time of the Arrangement: (i) all in-the-money common share purchase warrants of Natura (“Warrants”) will be exercised pursuant to the Arrangement for common shares of Natura, which will be exchanged for the Consideration payable to such holder as a shareholder of Natura; and (ii) all out-of-the-money Warrants will be exchanged for warrants to purchase Common Stock (“Tilray Warrants”), such Tilray Warrants being exercisable at an adjusted exercise price for an adjusted amount of Common Stock.

The completion of the Arrangement is subject to customary conditions precedent, including approval by 66 2⁄3% of the votes cast in person or by proxy at the Natura Meeting and approval by the Ontario Superior Court of Justice (Commercial List). Pursuant to the Arrangement Agreement, Tilray and Natura each gave customary representations and warranties for a transaction of the nature of the Arrangement. Unless otherwise agreed to by Natura and Tilray, the closing of the Arrangement must occur on or before February 28, 2019. In the event that the Arrangement Agreement is terminated by Natura or Tilray in certain circumstances, including in the event that Natura accepts a “superior proposal”, Natura shall be liable to pay Tilray a “break-fee” of $2,100,000.

The representations, warranties and covenants contained in the Arrangement Agreement were made solely for the benefit of the parties to the Arrangement Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Arrangement Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Arrangement Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Tilray. Accordingly, the Arrangement Agreement is included with this filing only to provide investors with information regarding the terms of the Arrangement Agreement, and not to provide investors with any other factual information regarding Natura or its business. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tilray, Natura or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the Arrangement Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Tilray anticipates that the securities to be issued to the security holders of Natura in the Arrangement will be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Arrangement Agreement among Tilray, Inc. and High Park Gardens Inc. and Natura Natural Holdings Inc. dated January 21, 2019

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulations S-K. The registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tilray, Inc.
Dated: January 24, 2019
	By:	/s/ Brendan Kennedy
Brendan Kennedy
Chief Executive Officer